UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 2, 2006

    First Community Corporation
(Exact Name of Registrant As Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina (Address of Principal Executive Offices)	29072 (Zip Code)

    (803) 951-2265
(Registrant's Telephone Number, Including Area Code)

    Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 –  Entry into a Material Definitive Agreement.

        On August 2, 2006, First Community Bank, NA (the “Bank”), the wholly-owned operating subsidiary of First Community Corporation, entered into the First Community Bank, NA Salary Continuation Agreement with executive officers Robin Brown, Michael Crapps, James Leventis, J. Ted Nissen, David Proctor, and Joseph Sawyer. The salary continuation agreements provide for an annual supplemental retirement benefit to be paid to each of the executives, commencing at the specified normal retirement age and payable in monthly installments for a prescribed number of years. Each executive will also receive this benefit if his or her employment is terminated following a change in control (as defined in each executive’s employment agreement). The following table sets forth the payment terms for each executive.

Name	Normal Retirement Age	Annual Benefit	Years of Annual Benefit

Robin Brown	62	$45,900	15
Michael Crapps	65	$137,300	15
James Leventis	72	$30,100	10
J. Ted Nissen	65	$47,800	15
David Proctor	65	$62,900	15
Joseph Sawyer	65	$55,500	15

        If the executive dies after separation of service but before his annual supplemental benefit commences, the executive’s benefit will be paid to his or her beneficiaries, beginning with the month following the Bank’s receipt of a copy of the executive’s death certificate. If the executive dies after his or her benefit has commenced, the remaining benefits will be paid to the executive’s beneficiaries at the same time and in the same amounts that would have been distributed to the executive had he or she survived. If the executive dies during active service, 100% of his or her accrual balance (as defined in the salary continuation agreement) will be paid in a lump sum to his or her beneficiaries.

        If the executive experiences a disability that results in separation of service prior to the normal retirement age, the executive will be entitled to 100% of his or her accrual balance determined as of the end of the plan year preceding termination.

        If the executive is terminated without cause (as defined in each executive’s employment agreement), the executive is entitled to the 100% of his or her accrual balance determined as of the end of the plan year preceding such termination. For Mr. Leventis, this benefit is determined by vesting him in 33 1/3% of the accrual balance at the end of the first plan year, and an additional 33 1/3% of said amount at the end of each succeeding year thereafter until he becomes 100% vested in the accrual balance. For Messrs. Crapps, Nissen, Proctor, and Sawyer and Ms. Brown, this benefit is determined by vesting the executive in 10% of the accrual balance at the end of the first plan year, and an additional 10% of said amount at the end of each succeeding year thereafter until the executive becomes 100% vested in the accrual balance.

        To offset the annual expense accruals for the benefits payable to the executives under the salary continuation agreements, the Bank acquired bank-owned life insurance (“BOLI”). It is anticipated that the BOLI will provide full cost recovery of the benefits paid to the executives under the salary continuation agreements upon their deaths.

        The foregoing summary of the material features of the salary continuation agreements are qualified in its entirety by reference to the provisions of the agreements, the form of which is attached as Exhibit 10.1 to this report, and incorporated herein by reference.

ITEM 9.01.   Financial Statements and Exhibits

                 (c)       Exhibits

Exhibit No.	Description
10.1	Form of Salary Continuation Agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION By: /s/ Joseph G. Sawyer Name: Joseph G. Sawyer Title: Chief Financial Officer

Dated:  August 2, 2006

EXHIBIT INDEX

Exhibit Number               Description

10.1         Form of Salary Continuation Agreement.

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